UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (Date of Earliest Event Reported): January 28, 2021

Tractor Supply Company
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-23314	13-3139732
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
  5401 Virginia Way, Brentwood, Tennessee 37027
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (615) 440-4000

Not Applicable
(Former name or former address, if changed since last report.)
 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[☐] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[☐] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[☐] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[☐] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 ((§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [☐]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [☐]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.008 par value	TSCO	NASDAQ Global Select Market

EXPLANATORY NOTE

This Amendment corrects the Income tax expense line item appearing in the Reconciliation of Non-GAAP Financial Measures which was included in Exhibit 99.1 to the Form 8-K filed with the Securities and Exchange Commission today.

Item 2.02 Results of Operations and Financial Condition.

On January 28, 2021, Tractor Supply Company (the "Company") issued a press release reporting its results of operations for the fourth fiscal quarter and full year ended December 26, 2020. Additionally, the Company provided its guidance for the results of operations expected for the full fiscal year ending December 25, 2021.

A copy of the press release is furnished herewith as Exhibit 99.1.

Item 8.01 Other Events.

On January 28, 2021, the Company issued the press release furnished herewith as Exhibit 99.1 also announcing the Company's declaration of a cash dividend of $0.52 per share of outstanding common stock payable on March 9, 2021, to stockholders of record as of the close of business on February 22, 2021.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

99.1    Press Release of Tractor Supply Company dated January 28, 2021.

104    The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tractor Supply Company

January 28, 2021	By:	/s/ Kurt D. Barton

Name: Kurt D. Barton
Title: Executive Vice President - Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated January 28, 2021